SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ]    Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2)).
[ ]    Definitive proxy statement.
[X]    Definitive additional materials.
[ ]    Soliciting material under Rule 14a-12.

                              Wachovia Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)    Title of each class of securities to which transaction applies:
        (2)    Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)    Proposed maximum aggregate value of transaction:
        (5)    Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

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                                                              Date: July 9, 2001

The proposed merger of First Union and Wachovia will be submitted to First Union's and Wachovia's shareholders for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger between First Union and Wachovia and any other relevant documents filed with the SEC because they contain important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or from Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (866-883-0789).

The information presented below may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation: (i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's and Wachovia's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's and Wachovia's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's shareholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's and Wachovia's results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Union or Wachovia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. First Union and Wachovia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.


THE FOLLOWING BROCHURE WILL BE DISTRIBUTED AT WACHOVIA SHAREHOLDER TOWN HALL MEETINGS

WACHOVIA AND
FIRST UNION PLAN
TO MERGE.

                  Trust Flexibility Value Innovation Strength

Service

What kind of
a company
will we be?

--------------------------------------------------------------------------------



Wachovia Corporation and First Union Corporation have agreed to merge, forming a new company to be named Wachovia. We believe the new Wachovia will be a great company -- built on enduring values of trust, honesty, uncompromising integrity, respect for each individual, personal accountability, dedication to service, and an attitude that values achievement and innovation.

Why Do We Want To Merge?
--------------------------------------------------------------------------------

"Often, mergers have been about getting bigger. This merger is about getting better. We're combining two companies so that we can share resources and move forward faster toward our goal of creating a premier financial service company."
                      -- L.M. "Bud" Baker, chairman and CEO, Wachovia

                   . . . . . . . . . . . . . . . . . . . . . .

"We believe this merger will enable us to achieve unusually attractive growth, which would mean more opportunities for our employees, more resources for our customers and communities, and enhanced value for our shareholders."
                       -- Ken Thompson, chairman and CEO, First Union



In this merger, Wachovia and First Union bring distinctive, complementary strengths. First Union has invested heavily in technology and a wide range of products and services. Wachovia has earned national acclaim for its high standard of customer service and long-term client relationships.

Blending these strengths, we believe the new Wachovia will move forward much faster toward our goal of being a financial service provider of choice. Through our joint efforts, we intend to create a new company that will symbolize financial strength, stability and dependability for customers, employees, shareholders and communities.

How Will You Benefit?
--------------------------------------------------------------------------------



"A 'corporation' doesn't accomplish anything. People do. We want the new Wachovia to be regarded as the place where the most talented people want to work, where our customers and our communities know we will always act in their best interests, and where shareholders will continue to see enduring value." -- Ken Thompson

                   . . . . . . . . . . . . . . . . . . . . . .


"When you think of the new Wachovia, you have to look to the horizon and say, 'what are we going to do for customers in the future that will be valuable to them?' It is absolutely imperative to have an array of excellent products and services to offer customers. Those products have to represent real value, or we will quickly become irrelevant." -- L.M. "Bud" Baker

For our customers, we believe this partnership will mean more choice, convenience, products and service. It will expand investment opportunities for clients, provide better service for families and add significant capital for commercial enterprises and corporate clients.

To employees, we intend to deliver greater opportunities for career growth and development. We promise to preserve

--------------------------------------------------------------------------------

The New Wachovia What's in it for our stakeholders?

 o More development opportunities for employees
 o Continuing commitment to providing
   leadership and resources in communities
 o Broader products and strong distribution for
   customers and clients
 o Scale, density and scope in core markets and
   lines of business
 o Strength and scale in growth businesses necessary to enhance performance for shareholders
--------------------------------------------------------------------------------

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

and strengthen a culture that treats all employees with respect and dignity. We will strive to ensure that all decisions affecting employees will be made thoughtfully and fairly and information will be communicated promptly and candidly. If a job decision is made that results in an employee leaving the company, a comprehensive benefits package will be offered with career counseling and support.

For our communities, we will continue to be leaders for progress and development. Both companies have a tradition of providing local community stewardship and decision-making. We will foster an environment that encourages employees to provide leadership and ideas in the communities they serve.
--------------------------------------------------------------------------------

The New Wachovia More than a traditional bank. . .

 o No. 1 in retail deposits on the East
   Coast, and No. 4 nationwide
   . . . Growing retail bank, with
   innovative products and strategies.

 o No. 6 broker-dealer (based on
   registered representatives)
   . . . A leading national brokerage, asset management and wealth manager

 o Largest commercial lender in our footprint
   . . . Relationships with 36% of
   middle-market and small business companies in our region
   . . . Growth company-focused investment bank

 o Business mix designed to serve the
   financial needs of customers and clients
   throughout their lives
--------------------------------------------------------------------------------

We have announced our commitment to provide $20 billion in small business lending, $9 billion in affordable mortgages and $6 billion in community development lending and investments. These and other initiatives and product enhancements across the two companies will complement our existing outstanding community commitments.

For shareholders, we believe the accelerated momentum of the combined company should create significant value through earnings and revenue growth, and thus the capacity for more rapid dividend growth.

 What Are We Building?
--------------------------------------------------------------------------------


"The one word that embodies all the characteristics of an ideal corporation in the future is trust. Dedicating ourselves to service on behalf of customers and dedicating ourselves to adopting trust as a fundamental component of our corporate character is the most important thing we will do."
                                            -- L.M. "Bud" Baker

                   . . . . . . . . . . . . . . . . . . . . . .


"We're not building just another big bank, but a truly viable, high performing business for the long term. We'll offer the complete package -- a full array of innovative products, talented people and powerful distribution capabilities."
                                            -- Ken Thompson




In all of our business activities, we believe the new Wachovia will be one of the nation's leaders.

Based on March 31 data, we would have $186 billion in total deposits (fourth largest in the U.S.) and $329 billion in total assets. We would serve 19 million customers, 3 million of them online. Customers will be able to reach us through 2,900 branch offices, 5,100 ATMs and 600 brokerage offices. We'll reach from Florida to Connecticut. We'll have the largest market share in North Carolina, South Carolina, Virginia, Georgia and eastern Pennsylvania, and second largest in Florida and New Jersey.

While we think you'll agree these numbers are impressive, numbers aren't everything. Our goal is to build long-lasting relationships. By doing what's best for the customer today, our customers and shareholders will be better off tomorrow.

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

The company we are putting together will have a balanced business mix designed to produce growth in a variety of economic conditions. Traditional deposit and lending activities will be complemented by higher growth businesses such as wealth and asset management and corporate and investment banking.

We believe we have developed a very different business model from traditional banking companies. It is designed to serve the financial needs of customer and clients throughout their lives. We intend to be among the industry's best at helping people buy homes, send their children to Wachovia college, manage wealth and First Union prepare for retirement . . .
at helping individuals and families               [MAP APPEARS HERE]
with traditional banking needs as well as investments in securities and mutual funds . . .
at helping small businesses get started and grow . . .
at helping larger businesses with financing and cash management.

If we do all these things well, our customers will prosper and stay with us as their needs change and grow.

Where Are We Going?
--------------------------------------------------------------------------------

"Opportunities like this don't come around very often to create something entirely new with the best parts of both companies, and with the momentum already building."
                                            -- Ken Thompson

                   . . . . . . . . . . . . . . . . . . . . . .

"In the new Wachovia, we have taken a bold step to combine two fine companies with an innovative array of products, services and capabilities that will serve customers today and in the future. We have jumped over those competitors who think they can continue being just a normal bank."
                                            -- L.M. "Bud" Baker



Our goal in this merger is to focus resources on building products and capabilities that create value for customers and higher performance for the company. We intend to grow by anticipating customers' needs and exceeding their expectations.

The new Wachovia's integrated business model will focus primarily on three core business activities: 1) general banking, 2) wealth and asset management and 3) investment and corporate banking. With this focus, we intend to leverage these three core businesses to expand the breadth and quality of service customers receive.

Today's customers need sound and insightful financial advice. They need tailored capital and investment solutions. They need products and services that are valuable to them. They need to know we value their business and the relationship we have with them. The new Wachovia will strive to be innovative and flexible in adapting to customers' changing needs. We will help simplify customers' lives by providing all these values in one place. The new Wachovia will become a friend they can trust to act in their best interest.

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

Our Joint Vision
--------------------------------------------------------------------------------

The new Wachovia will be dedicated to:

 o Bringing real value to customers, shareholders and the communities we serve;
 o Effectively and efficiently providing customers with innovative products, services and capabilities they need today-- and tomorrow;
 o Offering unparalleled customer service -- earning your trust by always doing the right thing for you;
 o Attracting, recruiting, training and developing the finest talent in the financial service industry;
 o Being an industry leader in the development and application of technology and eCommerce applications for the benefit of customers;
 o Becoming the model in the industry for premier risk management; and
 o Building a stronger business mix that produces stability and growth through changing economic environments.

This is an opportunity to create a new company that blends the best talent, products and service into an astonishing value proposition. Our vision is to create the premier financial service company in America.

With total assets of $329 billion and market capitalization of $45 billion (based on March 31, 2001, pro forma data), the new company will symbolize financial strength, stability and dependability. We are confident in our vision and firmly committed to its effective execution.

We look forward to continuing to serve you, and we think you will be pleased as the benefits of this merger become apparent in coming months. Thank you for your support.

Additional Information
--------------------------------------------------------------------------------

Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger between First Union and Wachovia and any other relevant documents filed with the SEC because they contain important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/ prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or from Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (866-883-0789).

The information presented may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's public reports filed with the SEC.

8
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